AUTOMATIC DATA PROCESSING, INC.

                             2000 STOCK OPTION PLAN
                 (originally effective as of August 10, 1999,
         and effective as amended and restated as of August 11, 2003)


         Automatic Data Processing, Inc., a Delaware corporation (the "Company"), hereby formulates and adopts the following amended and restated 2000 Stock Option Plan (the "Plan") for employees of the Company and its Subsidiaries (as defined in Paragraph 5) and non-employee directors of the Company:

         1. PURPOSE. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of common stock, par value $.10, of the Company ("Common Stock") by selected employees of the Company and its Subsidiaries, and non-employee directors of the Company, who, in the judgment of the Committee (as defined in Paragraph 2), are important to the success and the growth of the business of the Company and its Subsidiaries, and to help the Company and its Subsidiaries secure and retain the services of such persons.

         2. ADMINISTRATION. Except to the extent required in order to qualify for exemptive relief under Rule 16b-3 or its successor provision under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case the Board of Directors of the Company (the "Board of Directors"), or a committee appointed by the Board of Directors which satisfies the requirements of such provisions shall administer the Plan (and all applicable provisions of the Plan, including any reference herein to the "Committee", shall be construed accordingly), the Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall select one of its members as Chairman and shall make such rules and regulations as it shall deem appropriate concerning the holding of its meetings and transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary and advisable for the administration of the Plan. The determinations of the Committee shall be conclusive.

         3. STOCK SUBJECT TO OPTIONS. Subject to the adjustment provisions of Paragraph 13 below, a maximum of 71,750,000 shares of Common Stock may be made subject to Options (as defined below) granted under the Plan. In addition, subject to the adjustment provisions of

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Paragraph 13 below, no person may be granted Options under the Plan during any of the Company's fiscal years with respect to more than 500,000 shares of Common Stock.

         If, and to the extent that, Options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised, new Options may be granted in respect of the shares covered by such terminated, expired or canceled Options. The granting and terms of such new Options shall comply in all respects with the provisions of the Plan.

         Shares sold upon the exercise of any Option granted under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury, or both.

         There shall be reserved at all times for sale under the Plan a number of shares of Common Stock, of either authorized and unissued shares of Common Stock, shares of Common Stock held in the Company's treasury, or both, equal to the maximum number of shares that may be purchased pursuant to Options granted or that may be granted under the Plan.

         4. GRANT OF OPTIONS. The Committee shall have the authority and responsibility, within the limitations of the Plan, to determine the employees and the non-employee directors to whom Options are to be granted, whether Options granted to employees shall be "incentive stock options" ("Incentive Options"), within the meaning of Section 422(b) of the Code, or Options which are not Incentive Options ("Nonqualified Options" and together with Incentive Options, "Options," individually, an "Option"), the number of shares that may be purchased under each Option and the Option price.

         In determining the officers, key employees and non-employee directors to whom Options shall be granted and the number of shares to be covered by each such Option, the Committee shall take into consideration the individual's present and potential contribution to the success of the Company and its Subsidiaries (as defined below) and such other factors as the Committee may deem proper and relevant.

         5. PERSONS ELIGIBLE. Incentive Options may be granted to any key employee of the Company or any of its Subsidiaries. Nonqualified Options may be granted to any key employee of the Company or any of its Subsidiaries or Affiliates and to any non-employee director of the Company. Options may be granted to employees and non-employee directors who hold or have held Options under this Plan or any similar or other awards under any other plan of the Company or any of its Subsidiaries or Affiliates. Employees who are also officers or directors of the Company or any of its Subsidiaries or Affiliates shall not by reason of such offices be ineligible as recipients of Options.

         For purposes of the Plan, a "Subsidiary" of the Company shall mean any "subsidiary corporation" as such term is defined in Section 424(f) of the Code. An entity shall be deemed a Subsidiary of the Company only for such periods as the requisite ownership relationship is maintained.

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         For purposes of the Plan, an "Affiliate" of the Company shall mean any corporation, partnership, or other entity controlled by the Company.

         Any employee who would own, directly or indirectly, immediately after the granting of an Option to such person, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall only be eligible to receive an Incentive Option under the Plan if it satisfies the requirements of Section 422(c)(5) of the Code.

         A person receiving an Option pursuant to the Plan is hereinafter referred to as an "Optionee".

         6. PRICE. The exercise price of each share of Common Stock purchasable under any Option granted pursuant to the Plan shall not be less than the Fair Market Value (as defined below) thereof at the time the Option is granted. In no event shall the Committee cause or permit, without the prior approval of the Company's stockholders, any Options granted pursuant to the Plan to be repriced, replaced, or re-granted through cancellation, or to otherwise lower the exercise price of a previously granted Option.

         For purposes of the Plan, "Fair Market Value" of a share of Common Stock means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange Composite Tape on the date in question. If shares of Common Stock are not traded on the New York Stock Exchange on such date, "Fair Market Value" of a share of Common Stock shall be determined by the Committee in its sole discretion.

         7. DURATION OF OPTIONS. Options granted hereunder shall become exercisable, in whole or in part, all as the Committee in its discretion may provide upon the granting thereof.

         Notwithstanding any provision of the Plan to the contrary, except as otherwise provided in the applicable award agreement, the unexercised portion of any Option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (a) The expiration of 10 years (or, in the case of an Incentive Option, five years, in the case of an Optionee described in Section 422(c)(5) of the
Code) from the date on which such Option was granted;

         (b) The expiration of 60 days (or such longer period as the Committee may provide in the event of the Optionee's Permanent and Total Disability (as defined in Section 22(a)(3) of the Code) from the date of termination of the Optionee's employment or service with the Company or any of its Subsidiaries; provided, however, that if the Optionee shall die during such 60-day period (or such longer period as the Committee may provide in the event of the Optionee's Permanent and Total Disability) the provisions of subparagraph (c) below shall apply;

         (c) The expiration of six months after the appointment and qualification of the executor or administrator of the Optionee's estate or 12 months after the date of the Optionee's death, whichever occurs earlier, if such death occurs either during employment by, or service with, the

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Company or any of its Subsidiaries or during the 60-day period (or such longer period as the Committee may provide in the event of the Optionee's Permanent and Total Disability) following the date of termination of such employment or service; and

         (d) In whole or in part, at such earlier time or upon occurrence of such earlier event as the Committee in its discretion may provide upon the granting of such Option.

         The Committee may determine whether any given leave of absence constitutes a termination of employment or service. Options granted under the Plan shall not be affected by any change of employment or service so long as the Optionee continues to be an employee of the Company or any of its Subsidiaries or non-employee director of the Company.

         8. EXERCISE OF OPTIONS. Options shall be exercisable by the Optionee (or the Optionee's executor or administrator), as to all or part of the shares covered thereby, by the giving of written notice of the exercise thereof to the Company at its principal business office, directed to the attention of its Secretary. The Company shall cause certificates for the shares so purchased to be delivered to the Optionee (or the Optionee's executor or administrator) at the Company's principal business office, against payment in full of the purchase price, which payment may be made by cash, check or money order and, subject to the Committee's consent, by shares of the Company's Common Stock which are not subject to any pledge or security interest and have been held for at least 6 months or previously acquired on the open market or by delivery to the Committee of a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company any amount of loan proceeds or proceeds of the sale of the shares subject to the Option sufficient to pay the exercise price on the date specified in the notice of exercise. Notwithstanding the foregoing, shares of the Company's Common Stock may not be used by Canadian Optionees to pay the exercise price of the shares being purchased pursuant to the exercise of an Option.

         9. NONTRANSFERABILITY OF OPTIONS. No Option or any right evidenced thereby shall be transferable in any manner other than by will or the laws of descent and distribution, and, during the lifetime of an Optionee, only the Optionee (or the Optionee's court-appointed legal representative) may exercise an Option.

         10. RIGHTS OF OPTIONEE. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a stockholder of the Company with respect to the shares subject to an Option until certificates for such shares shall actually have been issued upon the due exercise of such Option. No adjustment shall be made for any cash dividend or other right for which the record date is prior to the date of such due exercise and full payment for such shares has been made therefor.

         11. RIGHT TO TERMINATE EMPLOYMENT OR SERVICE. Nothing in the Plan or in any Option shall confer upon any Optionee the right to continue in the employment or service of the Company or any of its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate an Optionee's employment at any time, subject, however, to the provisions of any agreement of employment between the Company or any of its Subsidiaries and the Optionee.

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         12. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

         13. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any stock split, stock dividend, stock change, reclassification, recapitalization or combination of shares which changes the character or amount of Common Stock prior to exercise of any portion of an Option theretofore granted under the Plan, such Option, to the extent that it shall not have been exercised, shall entitle the Optionee (or the Optionee's executor or administrator) upon its exercise to receive in substitution such number and kind of shares as the Optionee would be entitled to receive if the Optionee had actually owned the stock subject to such Option at the time of the occurrence of such change and the Options shall be subject to such adjustments, as determined by the Committee, as to the number, price or kind of stock as determined to be equitable; provided, however, that if the change is of such a nature that the Optionee, upon exercise of the Option, would receive property other than shares of stock, then the Committee shall make an appropriate adjustment in the Option to provide that the Optionee (or the Optionee's executor or administrator) shall acquire upon exercise only shares of stock of such number and kind as the Committee, in its sole judgment, shall deem equitable; and, provided further, that any such adjustment shall be made so as to conform to the requirements of
Section 424(a) or 162(m) of the Code and the regulations promulgated thereunder. The Committee shall also make appropriate adjustment in the number of shares subject to Options under the Plan and the maximum number of shares to be granted to any person in any fiscal year as determined to be equitable.

         In the event that any transaction (other than a change specified in the preceding paragraph) described in Section 424(a) of the Code affects the Common Stock subject to any unexercised Option, the Board of the surviving or acquiring corporation shall make such similar adjustment as is permissible and appropriate.

         If any such change or transaction shall occur, the number and kind of shares for which Options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         14. PURCHASE FOR INVESTMENT. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

         The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any Option granted under the Plan.

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         15. FORM OF AGREEMENTS WITH OPTIONEES. Each Option granted pursuant to the Plan shall be in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Committee shall provide for such Option. Each Optionee shall be notified promptly of such grant, and a written agreement shall be promptly executed and delivered by the Company and the Optionee.

         16. TERMINATION AND AMENDMENT OF PLAN AND OPTIONS. Unless the Plan shall theretofore have been terminated as hereinafter provided, Options may be granted under the Plan at any time, and from time to time, prior to the tenth anniversary of the Effective Date (as defined below), on which date the Plan will expire, except as to Options then outstanding under the Plan. Such Options shall remain in effect until they have been exercised, have expired or have been canceled.

         The Plan may be terminated or modified at any time by the Board of Directors; provided, however, that any such modification shall comply with all applicable laws, applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent necessary) under Rule 16b-3 under the Exchange Act.

         No termination, modification or amendment of the Plan, without the consent of the Optionee, may adversely affect the rights of such person with respect to such Option. With the consent of an Optionee and subject to the terms and conditions of the Plan, the Committee may amend outstanding award agreements with such Optionee.

         17. EFFECTIVE DATE OF PLAN. The Plan originally became effective on August 10, 1999, the date of its adoption by the Board of Directors (the "Effective Date"). The amendment and restatement of the Plan, generally effective as of August 11, 2003, is subject to approval by the Company's stockholders within 12 months of such date.

         18. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Stock may be listed.

         19. WITHHOLDING. The Company's obligation to deliver shares of Common Stock in respect of any Option granted under the Plan shall be subject to all applicable federal, state, local and foreign tax withholding requirements. Federal, state, local and foreign withholding taxes due upon the exercise of any Option (or upon any disqualifying disposition of shares of Common Stock subject to an Incentive Option), in the Committee's sole discretion, may be paid in shares of Common Stock (including the withholding of shares subject to an Option) upon such terms and conditions as the Committee may determine. Notwithstanding the foregoing, shares of the Company's Common Stock may not be used by Canadian Optionees to pay any taxes due upon the exercise of any Option.

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         20. SEPARABILITY. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act and/or
Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 under the Exchange Act and/or Section 422 of the Code. With respect to Incentive Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, further, that to the extent any Option which is intended to qualify as an Incentive Option cannot so qualify such Option, to the extent, shall be deemed to be a Nonqualified Option for all purposes of the Plan.

         21. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         22. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an Option, each Optionee shall be deemed to have agreed that such grant is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries. In addition, each beneficiary of a deceased Optionee shall be deemed to have agreed that such Option will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Optionee which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

         23. DEFERRAL. The Committee may, in its sole discretion, establish procedures whereby one or more Optionees may elect to defer the receipt of shares upon the exercise of Options for a specified period of time or until the occurrence of a specified event.

         24. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

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